CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 7 to the Registration Statement on Form S-1 of MACRO Securities Depositor, LLC with respect to MACROshares Oil Down Holding Trust (formerly known as Claymore MACROshares Oil Down Holding Trust) and MACROshares Oil Down Tradeable Trust (formerly known as Claymore MACROshares Oil Down Tradeable Trust) (hereafter referred to as the "Registration Statement") of our reports dated March 28, 2007, except as to the footnotes entitled "Subsequent Events", as to which the date is October 23, 2007, relating to the consolidated financial statements of MACROshares Oil Down Tradeable Trust and the financial statements of MACROshares Oil Down Holding Trust, each at December 31, 2006 and for the period November 29, 2006 (commencement of operations) through December 31, 2006, which appear in such Registration Statement. We also consent to the references to us under the headings "Reports to Shareholders", "Experts," "Appendix A," "Appendix B," and "Appendix C" in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York

February 26, 2008